December 21, 2025

VIA EMAIL TO JOHN FRANK[redacted]

Daily Journal Corporation
915 East First Street
Los Angeles, California 90012
Attn: John B. Frank, Chair of Audit Committee

Re: Daily Journal Corporation ("DJCO" or the "Company") – Notice of Additional Audit Committee Failures; Undisclosed Implicit Waivers of Code of Ethics; Missing Form 8-K Filings Under Item 5.05

Dear Mr. Frank (and Ms. Conlin):

After further investigation alongside advisors and counsel over the weekend, we write again to now put you on formal notice—in your capacity as Chair of the Audit Committee of the Company—of *additional* failures by the Audit Committee to discharge its oversight responsibilities. Specifically, the Audit Committee has failed to ensure the Company's compliance with Item 5.05 of Form 8-K, which requires disclosure of waivers (including implicit waivers) of the Company's Code of Ethics, filed as Exhibit 14 to the Company's Form 10-K for the fiscal year ending September 30, 2020 (the "Code of Ethics"). These failures compound the governance deficiencies we have previously identified and further demonstrate the necessity of the Board reconstitution we are seeking.

You will note Mr. Rayani is not copied on this new correspondence (only copying Ms. Conlin and Baker Tilly), as will be clear by the end.

It is worth noting, at the forefront, that we have now discovered that Steven Myhill-Jones—the Company's Chief Executive Officer—was *also* in violation of his Section 16(a) filing obligations. This means that *four out of four* current directors failed to comply with basic federal securities law reporting requirements. *One hundred percent of the Board.* The CEO's delinquent Form 3 was not filed until December 16, 2024—nearly three years late—and, as detailed below, that filing appears to have been deliberately structured to conceal the full extent of his violations. The Form 3 falsely reports Mr. Myhill-Jones owned shares before beginning his service at the Company when, by his own admission (we include a quote below), he had never purchased a single share of Company stock. The 400 shares reported were granted to him after he became CEO—an acquisition that should have been reported on a separate Form 4, with a transaction date, which Mr. Myhill-Jones conspicuously omitted. This is the same executive who backdated the Company's July 29, 2025, Form 8-K to July 26, 2025, to conceal the Board's failure to timely disclose its accounting investigation into the issues raised by us. The pattern is unmistakable:

when faced with disclosure failures, this CEO's instinct is not to remedy them but to falsify filings to cover them up.

Given no response yet to our December 18, 2025, letter informing of our possible referral of the violations of federal law you are continuing to stand behind, we are increasingly believing that either you or Ms. Conlin must believe (there must be a majority consensus among Audit Committee members) that, as Mr. Rayani admitted belief himself, federal securities laws are "flimsy technicalities". We stand firm on our deadline of hearing from you by tomorrow, December 22, 2025, at 5:00 p.m. Eastern Time, or we intend to proceed with the contemplated California State Bar complaint filing, which will be publicly filed with a copy to the Chevron fiduciaries and shareholders who are then also likely to be harmed by your then-apparent disdain for federal securities laws. We are certain Beachbody Company Inc.'s remaining Audit Committee members (where Ms. Conlin also serves), not to mention shareholders, would also be appalled if they knew one of their Audit Committee members had such a disregard for federal securities laws. We have offered you and Mary Murphy Conlin a path to preserving your seats on the Board of the Company, and hope you both will realize the self-destructive effects of not taking it. I will praise both you and Ms. Conlin in a press release announcing our cooperation agreement, but will do the very opposite if this proceeds any further to a proxy contest.

* * *

I. UNDISCLOSED SECTION 16 VIOLATIONS AND IMPLICIT WAIVERS.

As detailed in our December 13, 2025 correspondence, multiple members of the Board—including two members of the Audit Committee—filed Form 3 and Form 4 reports that were delinquent by as many as six years. The specifics bear repeating:

- **You, John B. Frank**: Became a director in February 2022. Filed Form 3 and Form 4 on October 3, 2025—more than three and a half years after the statutory deadline.
- **Mary Murphy Conlin**: Became a director in May 2019. Filed Form 3 and Form 4 on October 3, 2025—more than six years after the statutory deadline.
- **Rasool Rayani**: Became a director in June 2024. As of the date of this letter, Mr. Rayani *has still not filed* his required Form 3 or any required Form 4 reports—a delinquency now exceeding eighteen months.
- **Steven Myhill-Jones**: Became acting Chief Executive Officer on March 28, 2022. Filed his Form 3 on December 16, 2024—approximately two years and nine months after the statutory deadline. As discussed further below, Mr. Myhill-Jones' Form 3 filing contains additional deficiencies that warrant separate examination, as we do below.

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers to file a Form 3 within ten days of becoming a reporting person and a Form 4 within two business days of any transaction in the Company's securities.

Section D(2) of the Company's Code of Ethics—"Timely and Truthful Disclosure"—provides:

> *"In reports and documents filed with or submitted to the Securities and Exchange Commission and other regulators, and in other public communications made by the Company, the Company's directors, officers and employees involved in the preparation of such reports, documents and communications shall make disclosures that are full, fair, accurate, timely and understandable."*

Section D(3) of the Code of Ethics—"Legal Compliance"—provides:

> *"In conducting the business of the Company, all directors, officers and employees shall comply with applicable governmental laws, rules and regulations at all levels of government in the United States and in any non-U.S. jurisdiction in which the Company does business."*

The years-long failures by Messrs. Frank, Rayani, and Myhill-Jones, and Ms. Conlin, to comply with Section 16(a) filing requirements are violations of both Section D(2) and Section D(3) of the Code of Ethics. The Company's failure to take action against these violations constitutes an "implicit waiver" under Item 5.05 of Form 8-K.

The Company has never filed a Form 8-K disclosing these implicit waivers. Item 5.05(b) of Form 8-K requires disclosure within four business days of any waiver, including any implicit waiver, granted to a director or executive officer. An "implicit waiver" is defined as the company's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to the company.

The Audit Committee—which you chair—has, on top of everything else, failed to ensure the Company's compliance with these additional disclosure requirements. The Company was required to file Form 8-Ks disclosing the implicit waivers granted to each of these individuals. It did not. This is a separate and independent disclosure failure layered on top of the underlying Section 16 violations.

II. STEVEN MYHILL-JONES' DEFECTIVE FORM 3 FILING.

Mr. Myhill-Jones' Form 3, filed December 16, 2024, warrants separate examination because it appears to have been structured to conceal, rather than remedy, his Section 16 violations (just the same as Mr. Myhill-Jones' July 29 Form 8-K was apparent to be structured to conceal his disclosure violations there, too).

To begin, Mr. Myhill-Jones falsely stated the "Date of Event Requiring Statement" as December 11, 2024, knowing very well that his employment started nearly two years before that date.

Further, a Form 3 is an "Initial Statement of Beneficial Ownership of Securities." As earlier noted, Form 3 is required to be filed within ten days of a person becoming a director or officer. It reports the securities beneficially owned by the reporting person *as of the date they became a reporting person* (indisputable by the "initial statement" form header)—not as of the date the form is filed.

Mr. Myhill-Jones' Form 3 on December 16, 2024, reported that he beneficially owned 400 shares of Company common stock at the time he began service at the Company. However, at the Company's February 15, 2023, annual shareholder meeting, Mr. Myhill-Jones stated: "*while I don't have equity yet, I'm certainly keen to participate in the future growth of the business...*" If Mr. Myhill-Jones had never purchased shares of Company stock, then he could not have owned 400 shares as of March 28, 2022—the date he became acting CEO and the date as of which he was being asked to report ownership for.

As then admitted by Mr. Myhill-Jones himself, the 400 shares reported on Mr. Myhill-Jones' Form 3 were *granted* to him after he became CEO—not shares he owned when he initially assumed the role. Any acquisition of shares after becoming a reporting person was required to be reported on a Form 4, not a Form 3. Form 4 requires disclosure of the transaction date, the nature of the transaction, and the number of shares acquired or disposed of. Mr. Myhill-Jones' Form 3 contains none of this information because there is no place on a Form 3 to report it—Form 3 is not designed to report acquisitions, only initial holdings at the time of beginning service.

The structure of Mr. Myhill-Jones' filing suggests an attempt to mask a dual violation—the failure to timely file a Form 3 and the failure to timely file a Form 4 reporting a stock grant—by combining both into a single, defective Form 3 that obscures the date and nature of the acquisition. The failure to disclose the grant date is particularly notable; without it, shareholders cannot determine when the violation occurred or how long it went unreported.

This, too, required an Item 5.05 Form 8-K disclosure for his personal disclosure violations. The Company has never filed one. Nor did the Company disclose Mr. Myhill-Jones' implicit waiver in its proxy statement filed January 8, 2025—which was filed *after* his defective Form 3 but made no mention of his years-long Section 16 delinquency or the implicit waiver it necessarily entailed.

III. THE AUGUST 14, 2025 FORM 10-Q: WILLFUL FALSE CERTIFICATION.

On August 14, 2025, Mr. Myhill-Jones and then-Chief Financial Officer Tu To signed and filed the Company's Form 10-Q for the quarter ended June 30, 2025. In connection with

that filing, both executives provided certifications pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, certifying that the financial statements "fairly present in all material respects the financial condition and results of operations" of the Company.

Those certifications were false when made. More importantly, Mr. Myhill-Jones and Ms. To *knew* they were false when they signed them.

Between July 14, 2025, and July 29, 2025, Buxton Helmsley sent five separate letters to the Board detailing material violations of Generally Accepted Accounting Principles ("GAAP") and SEC reporting requirements in the Company's financial statements. Any jury of reasonable minds (or your peers at the California State Bar) would have understood the contents of those letters, for which Mr. Myhill-Jones and Ms. To decided to bury their heads in the sand, in complete disregard of federal securities laws. Our letters of July 14, July 18, July 23, July 28, and July 29, 2025, explained in detail:

- The Company's failure to capitalize software development costs as required by Accounting Standards Codification Topic 985-20 ("ASC 985-20");
- The Company's failure to separately disclose research and development expenses as required by Regulation S-X § 210.5-03; and
- The materiality of these violations, given the Company's own admission in its SEC filings that software development costs are "significant" (there is no dispute of materiality under Regulation S-X).

Mr. Myhill-Jones and Ms. To received these letters. They were on notice that the Company's financial reporting had long violated GAAP and Regulation S-X. They were on notice that the financial statements they were about to certify were going to continue those violations of GAAP and Regulation S-X. They signed anyway.

Section D(1) of the Code of Ethics—"Honest and Ethical Conduct"—provides:

> *"All directors, officers and employees shall behave honestly and ethically at all times and with all people.... They shall not misrepresent facts or engage in illegal, unethical, or anti-competitive practices for personal or professional gain."*

Mr. Myhill-Jones and Ms. To engaged in clearly illegal practices—the willful false certification of financial statements under 18 U.S.C. § 1350—for professional gain. They signed the certifications to keep their jobs. They were given clear details to know that the financial reporting was misstated and non-compliant (even if they wanted to argue they did not understand the GAAP issues, the Regulation S-X issue of not separately disclosing research and development was indisputable, as they already admitted those expenses to be "significant", which clearly met the materiality threshold for requiring separate disclosure pursuant to Regulation S-X). They signed anyway.

The Audit Committee's failure to take action against this conduct constitutes another implicit waiver requiring Form 8-K disclosure under Item 5.05. No such Form 8-K has been filed.

IV. THE PATTERN IS CLEAR.

Let us be direct about what has occurred:

- Four directors and officers violated Section 16(a) filing requirements—some for more than six years.
- The Company took no action against any of them.
- The Company filed no Form 8-K disclosing the implicit waivers.
- The Company's CEO attempted to mask his dual Section 16 violations with a defective Form 3 filing, falsely dating it and attempting to combine it with the contents of a Form 4 to minimize the appearance of the violations.
- The CEO and CFO signed knowingly false Sarbanes-Oxley certifications after being put on written notice of GAAP violations.
- The Company filed no Form 8-K disclosing the implicit waiver of the Code of Ethics arising from that conduct.
- The Company's January 8, 2025, proxy statement made no mention of the implicit waivers related to Mr. Myhill-Jones' Form 3 and Form 4 disclosure violations.

This is not inadvertence. This is a pattern of concealment. The Audit Committee—which you chair—has systematically failed to ensure the Company's compliance with disclosure requirements designed to inform shareholders when insiders have been permitted to violate the Company's own ethical standards.

Shareholders are entitled to ask: If the Audit Committee will not disclose when directors violate basic filing requirements, and will not disclose when executives sign false certifications, what else is being concealed? If these failures were mistakes and not in line with your personal ethical standards as a securities lawyer expected to uphold the law, you need to avoid any further delay in remediation of this Company's governance and compliance failures.

* * *

This letter constitutes formal written notice to you, as Audit Committee Chair, of the failures described herein. Any further delay by the Audit Committee to address these matters—including by ensuring appropriate disclosure in the Company's forthcoming proxy statement—will be considered in connection with our pending notice of potential referral to the State Bar of California regarding your professional conduct.

For the avoidance of doubt, we reserve all rights, at law and in equity, and waive none.

Respectfully,

Alexander E. Parker
Chairman of the Board and Chief Executive Officer
Buxton Helmsley USA, Inc.

Cc: [redacted]

[redacted]